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 1 EXHIBIT 10(aw)

                                                   EXHIBIT 10(aw)

                         EMPLOYMENT AGREEMENT
                         --------------------

   THIS AGREEMENT made as of the 27 day of June, 1994, between The Claridge at Park Place, Incorporated, a New Jersey corporation having its principle place of business of Indiana Avenue and the Boardwalk, Atlantic City, New Jersey, 08401 (hereinafter referred to as the "Company"), and James W. O'Brien, and individual residing at 9600 Atlantic Avenue, Unit 907, Margate, New Jersey, 08402 (hereinafter referred to as the "Executive").

                              WITNESSETH

   WHEREAS, the Company desires to employ the Executive and the Executive has agreed to accept such employment, on the terms and conditions provided in this Agreement.

   NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, the parties hereby agree as follows:

                        ARTICLE I - EMPLOYMENT
                        ----------------------

   1.1 The Company hereby employs the Executive as its President/Chief Operating Officer. In such capacity he shall perform such executive duties as are commonly attendant upon these offices including but not limited to those specified in the Company's internal controls, and such further executive duties as may be specified from time to time by the Chief Executive Officer.

                           ARTICLE II - TERM
                           -----------------

   2.1 The term of this Agreement shall commence on the date first above written and terminate on June 30, 1995, subject to the occurrence of any of the events set for in Articles V or VII. Thereafter, this Agreement may be renewed and extended for consecutive one (1) year renewal terms, upon either party sending to the other party a notice of renewal at least ninety (90) days prior to the expiration of the initial term or any renewal term.

                      ARTICLE III - COMPENSATION
                      --------------------------

   3.1 The Company shall pay the Executive a base annual salary of TWO HUNDRED THOUSAND DOLLARS ($200,000.00 dollars) payable in weekly installments in accordance with the Company's regular payroll practice. The Board of Directors may, from time to time, in their sole discretion, increase the base annual salary.

   3.2 Until termination of the Agreement, the Executive shall continue to receive full compensation and be entitled to all the benefits of this Agreement. Upon termination, the Executive shall not be entitled to receive any compensation or benefits except as may be set forth herein or otherwise agreed between the parties.

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 2 EXHIBIT 10(aw)

   3.3 The Executive shall be entitled to vacation time in accordance with the Company's vacation plan, and shall be entitled to participate in any bonus plan, incentive compensation plan, qualified pension plan, qualified profit sharing plan, medical and/or dental reimbursement plan, group term life insurance plan, and any other employee benefit plan that may be established by the Company or its operating subsidiaries, such participation to be in accordance with the terms of any such plan, and such participation shall be available only upon the Company or its operating subsidiaries having or establishing such a plan.

   3.4 In the event the Executive is directed to move to New Jersey, he shall be compensated for all costs related to his relocation consistent with Claridge's Relocation Policy as stated in the Company's Policy and Procedures Manual.

                ARTICLE IV - CASINO CONTROL COMMISSION
                --------------------------------------

   4.1 The Executive represents to the Company that he possesses the casino key employee license required by the New Jersey Casino Control Commission in connection with his employment. The Executive will maintain this license in good standing during his employment with the Company, provided that the Company shall pay all attorneys' fees and other costs that the Executive may incur in connection with any investigation or proceeding against him or in which he may be involved (other than with respect to any act defined as "cause" for termination (see subparagraph 5.1.2 below) or relating to any criminal charges filed against him), by the Division of Gaming Enforcement of the Office of the New Jersey Attorney General or by the New Jersey Casino Control Commission.

                        ARTICLE V - TERMINATION
                        -----------------------

   5.1 Notwithstanding anything contained herein to the contrary, the Executive's employment may be terminated upon the occurrence of any of the following events:

      5.1.1 Upon revocation, suspension, or termination of the Executive's casino key employee license or failure to comply, within a reasonable time, with any conditions imposed upon the casino key employee license;

      5.1.2 Upon an act committed by the Executive constituting "cause", which is defined to mean an act by the Executive constituting a breach of any of the provisions of this Agreement; the indictment and/or conviction of any criminal offense; the deliberate refusal by the Executive (except by reason of disability) to perform his duties hereunder; or if the
               Executive:

               5.1.2.1 Files a petition in bankruptcy court or is adjudicated a bankrupt;

               5.1.2.2 Institutes or suffers to be instituted any procedure in bankruptcy court for reorganization or rearrangement of his financial affairs;

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 3 EXHIBIT 10(aw)

               5.1.2.3 Has a receiver of his assets or property appointed because of insolvency; or

               5.1.2.4 Makes a general assignment for the benefit of creditors;

      5.1.3 Upon the death or permanent disability of the Executive;

      5.1.4 Upon written notice by the Company terminating the Executive's employment without cause;

      5.1.5    Upon the voluntary resignation by the Executive;

      5.1.6 Upon the Executive failing to establish residency in New Jersey within six (6) months after a Board
               Resolution directing him to do so; provided that no such resolution shall be adopted so long as;

               5.1.6.1 a sale of the Claridge is an option being considered by the Board of Directors; or

               5.1.6.2 the Company's audited financial statements are expected to contain a "going concern" qualification in the Independent Auditors Report.

   5.2 If the Executive's employment should be terminated under subparagraphs 5.1.4 above, 5.6 below, Article VII, or if the Company elects not to renew this Agreement pursuant to Article II above, then the Company shall make a lump sum payment to the Executive equal to his base annual salary determined pursuant to Article III. Upon the making of such payment, the Company shall have no further liability or obligation to the Executive under this Agreement.

   5.3 If the Executive's employment should be terminated under subparagraph 5.1.5 above, and the Executive shall give notice of termination at least twelve (12) weeks prior to terminating his employment, then the Company shall continue to pay the Executive his weekly compensation for a period of twelve (12) weeks after the date of termination. If notice to the Company is given less than twelve
(12) weeks prior to termination, the Company shall have no obligation to pay the Executive beyond the date of termination. Upon expiration of the additional twelve (12) week period, the Company shall have no further liability or obligation to the Executive under this Agreement.

   5.4 Upon termination of this Agreement under subparagraph 5.1.4, if the Company has a then existing stock option plan, the Executive shall receive stock options in the Company, if any, in an amount equal to those that could be exercised within one (1) year from the date of termination; provided, however, that such stock options must be exercised by the Executive within 90 days after termination, or such options shall expire.

   5.5 If the Executive's employment should be terminated under subparagraphs 5.1.1, 5.1.2 or 5.1.3 above, the Company shall have no further liability or obligation to continue salary payments to the Executive, or his estate (as the case may be), after the date upon which the Executive is no longer employed by the Company.

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 4 EXHIBIT 10(aw)
   5.6 If the Executive's title, responsibilities, duties or status within the Company should be materially diminished, the Executive may resign and terminate this Agreement. The Executive shall be entitled to a lump sum payment in accordance with subparagraph 5.2 and his resignation shall not be deemed or considered a "voluntary resignation" under subparagraph 5.1.5.

            ARTICLE VI - NON-COMPETITION AND NON-DISCLOSURE
            -----------------------------------------------

   6.1 During the term of this Agreement, the Executive shall not, without the written consent of the Company, alone or with others, directly or indirectly, participate, engage or become interested in (as owner, stockholder, partner, lender or other investor, director, officer, employee, consultant or otherwise) any business activity that is in competition with the Company's business then being carried on.

   6.2 Notwithstanding any other provision herein, nothing in this Agreement shall prohibit the Executive from acquiring or owning without disclosure to the Company less than one (1%) percent of the outstanding securities of any class of any corporation listed on a national securities exchange or traded in the over-the-counter market.

   6.3 During the term of this Agreement, and following termination of this Agreement, the Executive covenants and agrees that he shall keep strictly confidential all information which he may obtain during the course of his employment hereunder with respect to the business practices, finances, developments, customers, affairs, and trade secrets of the Company not generally known to the public, and shall not disclose the same to any other person, firm or corporation, except solely in the course of business on behalf of the Company pursuant to this Agreement.
The Executive further agrees that upon the termination of employment (irrespective of the time, manner or cause of termination), the Executive will surrender and deliver to the Company all lists, books, written records and data of every kind relating to or in connection with the Company's customers and business.

   6.4
      6.4.1 Subject to the provisions of subparagraph 6.4.2 below, if the Agreement is terminated pursuant to subparagraph 5.1.5 above, the Executive covenants and agrees that for a period of one (1) year thereafter he shall not compete with the Company, or engage in the casino business in Atlantic City, New Jersey, as an officer, director, stockholder, employee, representative, agent, or consultant.

      6.4.2 In the event the Company, its shareholders, or persons having voting control enter into an agreement to sell, acquire, merge or consolidate the assets or stock of the Company with the anticipated result that a change of control of the Company or the Company's business as presently constituted would occur upon the closing of such agreement, the Executive may terminate this Agreement pursuant to subparagraph 5.1.5 above and shall not be precluded from immediately competing with the Company, or engaging in the casino business in Atlantic City, New Jersey, as an officer, director, stockholder, employee, representative, agent or consultant. In addition, the Executive shall be entitled to the benefits provided for in subparagraph 5.3 above provided proper notice of termination is given to the Company.

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 5 EXHIBIT 10(aw)

   6.5 From and after the termination of this Agreement and for a period of one (1) year thereafter, the Executive shall not, alone or with others, directly or indirectly:

      6.5.1 solicit for the Executive's benefit or the benefit of any person or organization other than the Company, the employment or other services of any employee or consultant of the Company or its subsidiaries and companies affiliated or associated with the Company; or

      6.5.2 solicit for the Executive's benefit or the benefit of any person or organization other than the Company, the employment of any employee or any customer of the Company.

   6.6 As additional consideration for the covenant contained in subparagraphs 6.4 and 6.5, the Executive shall be entitled to a lump sum payment equal to twenty-five percent (25%) of the sum of his then base annual salary as determined pursuant to Article III. The Executive shall make such demand within ten (10) days following termination of his employment by giving notice to the Company in accordance with Article XI. Within ten (10) days following receipt of this notice, the Company shall send the Executive either (i) the lump sum payment described in this subparagraph 6.6, or (ii) a notice that the Company has waived the Executive's obligations under subparagraph
6.4 and 6.5, in which event the Executive shall be released from his obligations under subparagraphs 6.4 and 6.5 and the Company shall be released from its obligation to pay the Executive any additional consideration under this subparagraph 6.6. Notwithstanding anything contained in this subparagraph 6.6, all payments made pursuant to this subparagraph 6.6 shall be in addition to, and not in lieu of, any payments to which the Executive may be entitled under Article V.

                   ARTICLE VII - SALE OF THE COMPANY
                   ---------------------------------

   7.1 The Company shall make its best efforts to have any successor corporation or business entity assume the obligations under this Agreement. If this Agreement is not assumed by a successor corporation or business entity, the obligations of the Company to the Executive hereunder shall continue in full force and effect, subject to the right of the Company, in its sole discretion, to terminate the Executive pursuant to Article V. If during the term of this Agreement, the Company, its shareholders, or persons having voting control sell stock or assets or merge with another entity and as a result of which there occurs a change in control of the Company or the Company's business as presently constituted or, if by any other transaction this Agreement is assigned to an entity not controlled by the Board of Directors of the Company as presently constituted, then the Executive, in the Executive's sole discretion, may, within six months after such a change of control occurs or this Agreement is assigned, terminate this Agreement and be entitled to receive the severance benefits provided for in subparagraph 5.2 of this Agreement and shall not be precluded from immediately competing with the Company or any assignee of this Agreement, or engaging in the casino business in Atlantic City, New Jersey, as an officer, director, stockholder, employee, representative, agent or consultant.

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 6 EXHIBIT 10(aw)

                     ARTICLE VIII - PARTICIPATION
                     ----------------------------

   8.1 The Executive shall devote at least 75% of his working time, attention and best efforts to the business of the Company, and shall not during the term of this Agreement be engaged directly or indirectly in any other business activity whether or not such business activity is pursued for gain, profit or other pecuniary advantage; but this shall not be construed as preventing the Executive from investing his assets in such form and manner which will not require any services on the part of the Executive in the operation of the affairs of the companies in which such investments are made or involvement in any civic or charitable organizations whether or not requested by the Company or affiliated with the Company.

                       ARTICLE IX - ARBITRATION
                       ------------------------

   9.1 Any controversy or claim arising out of or relating to this Agreement or breach thereof, shall be settled by Arbitration in New Jersey pursuant to New Jersey law in accordance with the rules of the American Arbitration Association, and judgment upon an award rendered pursuant to such arbitration may be entered in any court within the State of New Jersey having jurisdiction thereof. In the event of conflict between the rules of the American Arbitration Association and any statute of the State of New Jersey, the parties agree to be bound by the laws of New Jersey.

                     ARTICLE X - INJUNCTIVE RELIEF
                     -----------------------------

   10.1 The parties acknowledge that in the event of a breach or a threatened breach by the Executive of any of his obligations under this Agreement, the Company will not have an adequate remedy at law. Accordingly, in the event of any breach or threatened breach by the Executive, the Company shall be entitled to such equitable and injunctive relief as may be available to restrain the Executive and any business, firm, partnership, individual, corporation or entity participating in the breach or threatened breach from the violation of the provisions of the Agreement. Nothing in this Agreement shall be construed as prohibiting the Company from pursuing any other remedies available at law or in equity for such breach or threatened breach, including the recovery of damages and the immediate termination of the employment of the Executive under this Agreement.

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                         ARTICLE XI - NOTICES
                         --------------------

11.1 All notices shall be in writing and shall be delivered by certified or registered mail, return receipt requested, to the parties as follows:

      If to the Company:   Claridge Casino Hotel
                           Indiana Avenue and The Boardwalk
                           Atlantic City, New Jersey 08401
                           Attn: Chief Executive Officer

      If to the Executive: James W. O'Brien
                           9600 Atlantic Avenue
                           Unit 907
                           Margate, New Jersey 08402

      Either party may change the address to which notices are to be transmitted by notice given in accordance with this paragraph.

                      ARTICLE XII - MISCELLANEOUS
                      ---------------------------

   12.1 The Executive represents to the Company that there are no restrictions or agreements to which he is a party which would be violated by his execution of this Agreement and his employment hereunder.

   12.2 This Agreement and all questions relating to its validity, interpretation, performance and enforcement shall be governed by and construed in accordance with the laws of the State of New Jersey.

   12.3 No amendment or waiver or any provision of this Agreement shall be effective unless in writing signed by both parties.

   12.4 If any provision of this Agreement is held to be invalid or unenforceable, such provision shall be deemed limited or modified to the extent necessary to make it valid and enforceable, and in no event shall this Agreement or any of the provisions of this Agreement be rendered void or unenforceable.

   12.5 The headings to the paragraphs of this Agreement are for convenience of reference only and shall not be given any effect in the construction or enforcement of this Agreement.

   12.6 No waiver by the Company or any breach by the Executive of any provision or condition of this Agreement by the Executive to be performed shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or any prior or subsequent time.

   12.7 This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company, but no interest in this Agreement shall be transferable in any manner by the Executive.

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 8 EXHIBIT 10(aw)

                    ARTICLE XIII - ENTIRE AGREEMENT
                    -------------------------------

   13.1 This instrument contains the entire Agreement of the parties. It may not be changed orally but only by an Agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

      IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its officer thereunto duly authorized, and the Executive has hereunto set his hands as of the date first above written.



WITNESS:                  EXECUTIVE

                          BY:  /s/  James W. O'Brien
                              ------------------------
                                 JAMES W. O'BRIEN

WITNESS:                 THE CLARIDGE AT PARK PLACE, INCORPORATED

                         BY:  /s/  Robert Renneisen
                             ------------------------
                                ROBERT RENNEISEN
                             CHIEF EXECUTIVE OFFICER

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